Exhibit 23.2

Conyers Dill & Pearman	BERMUDA
Cricket Square	BRITISH VIRGIN ISLANDS
PO Box 2681	CAYMAN ISLANDS
Grand Cayman KY1-1111	CYPRUS
Tel: +1 (345) 945 3901	DUBAI
Fax: +1 (345) 945 3902	HONG KONG
conyersdill.com	LONDON
MAURITIUS
MOSCOW
SÃO PAULO
SINGAPORE

8 February 2012

Matter No.: 876637

Doc Ref: 810815v3

Tel: 852 2842 9530

E-mail: Richard.Hall@conyersdill.com

Focus Media Holding Limited

Unit No. 1, 20th Floor

The Centrium

60 Wyndham Street, Central

Hong Kong SAR

Attention Mr. Kit Leong Low

Dear Sirs,

Re: Focus Media Holding Limited

We hereby consent to the reference to our firm under the heading “Taxation — Cayman Islands” in the amended annual report on Form 20-F for the fiscal year ended December 31 2010 of Focus Media Holding Limited to be filed with the Securities and Exchange Commission on or about 10 February 2012.

Yours faithfully,

Conyers Dill & Pearman